Exhibit 99.1

American Software Reports Second Quarter of Fiscal Year 2024 Results

Subscription Fee Growth of 8% and Adjusted EBITDA Margin was 16% of revenue from Continuing Operations in Q2

ATLANTA--(BUSINESS WIRE)--November 16, 2023--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal year 2024. During the quarter we divested our information technology consulting firm, The Proven Method and its results are included in discontinuing operations.

Key Second Quarter Financial Highlights from Continuing Operations:

  Subscription fees were $13.4 million for the quarter ended October 31, 2023, an 8% increase compared to $12.3 million for the same period last year.
  Total revenues for the quarter ended October 31, 2023 decreased 6% to $25.7 million, compared to $27.3 million for the same period of the prior year, principally due to a decline in services and maintenance fee revenue.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.5 million or 84% of total revenues in the quarter ended October 31, 2023 compared to $21.2 million or 78% of total revenues in the same period of the prior year.
  Maintenance revenues for the quarter ended October 31, 2023 decreased 8% to $8.1 million compared to $8.8 million for the same period last year.
  Professional services and other revenues for the quarter ended October 31, 2023 decreased 26% to $4.0 million for the quarter ended October 31, 2023 compared to $5.4 million for the same period last year. The decline was primarily driven by lower project work and outsourcing of some services to partners.
  Software license revenues were $0.2 million for the quarter ended October 31, 2023 compared to $0.7 million in the same period last year.
  Operating earnings for the quarter ended October 31, 2023 were $1.2 million compared to $2.6 million for the same period last year.
  GAAP net earnings from continuing operations for the quarter ended October 31, 2023 were $0.6 million or $0.02 per fully diluted share compared to $1.9 million or $0.06 per fully diluted share for the same period last year.
  Adjusted net earnings from continuing operations for the quarter ended October 31, 2023, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $2.9 million or $0.08 per fully diluted share compared to $3.2 million or $0.09 per fully diluted share for the same period last year.
  EBITDA from continuing operations was $2.5 million for the quarter ended October 31, 2023 compared to $3.4 million for the same period last year.
  Adjusted EBITDA from continuing operations was $4.1 million for the quarter ended October 31, 2023 compared to $4.7 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/ income & other, net, income tax expense and non-cash stock-based compensation expense.

Key Fiscal 2024 Year to Date Financial Highlights from Continuing Operations:

  Subscription fees were $27.1 million for the six months ended October 31, 2023, a 11% increase compared to $24.4 million for the same period last year, while Software license revenues were $0.5 million compared to $1.0 million for the same period last year.
  Total revenues for the six months ended October 31, 2023 decreased 5% to $51.6 million compared to $54.1 million for the same period last year.
  Recurring revenue streams for Maintenance and Cloud Services were $43.4 million and $42.1 million or 84% and 78% of total revenues for the six-month periods ended October 31, 2023 and 2022, respectively.
  Maintenance revenues for the six months ended October 31, 2023 were $16.3 million, an 8% decrease compared to $17.7 million for the same period last year.
  Professional services and other revenues for the six months ended October 31, 2023 decreased 30% to $7.7 million compared to $10.9 million for the same period last year. The decline was primarily driven by lower project work and outsourcing of some services to partners.
  For the six months ended October 31, 2023, the Company reported continuing operating earnings of approximately $2.6 million compared to $4.9 million for the same period last year.
  GAAP net earnings from continuing operations were approximately $3.2 million or $0.09 per fully diluted share for the six months ended October 31, 2023, a 17% decrease compared to $3.9 million or $0.11 per fully diluted share for the same period last year.
  Adjusted net earnings from continuing operations for the six months ended October 31, 2023, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, increased 6% to $6.7 million or $0.19 per fully diluted share, compared to $6.3 million or $0.18 per fully diluted share for the same period last year.
  EBITDA from continuing operations decreased by 29% to $4.6 million for the six months ended October 31, 2023 compared to $6.5 million for the same period last year.
  Adjusted EBITDA from continuing operations decreased 15% to $7.8 million for the six months ended October 31, 2023 compared to $9.1 million for the six months ended October 31, 2022. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock-based compensation.

Key Second Quarter of Fiscal Year 2024 highlights:

Clients & Channels

  Notable new and existing customers placing orders with the Company in the second quarter include: Black Rifle Coffee Company, Ferguson Enterprises, LLC, Hostess Brands, LLC., Johnson Brothers Liquor Company, Peet’s Coffee, Inc., Premier Farnell UK Limited, Reynolds Consumer Products LLC, Sandvick Mining and Construction Tools AB.
  During the quarter, SaaS subscription and software license agreements were signed with customers located in the following eight countries: Australia, Belgium, Brazil, France, Sweden, the Netherlands, the United Kingdom and the United States.

Company & Technology

  On September 5th, Logility closed the acquisition of Garvis B.V., a visionary SaaS startup that combines large language models (ChatGPT) with AI-native demand forecasting. DemandAI+ is the only offering available that combines advanced AI-driven demand planning, demand sensing, and causal forecasting with generative AI in a single solution elevating the planning capabilities across the supply chain. Analysts cite a 20 – 24% improvement in forecast accuracy for clients who adopt DemandAI+.
  In September, the Company announced the divestment of its information technology consulting firm, The Proven Method to Marathon TS, Inc., an IT professional services firm. The sale closed on September 18, 2023.
  During the quarter the Company implemented a stock buyback program and purchased 430,576 shares at an average price of $11.20 per share.
  InventoryAI+, a powerful new offering optimizing inventory with advanced AI and machine learning to enable clients to lower costs while improving service was released. Building on existing capabilities, Inventory AI+ empowers planners to resolve issues in real-time and achieve higher levels of supply chain performance.
  In September, two Logility clients, Rebecca Springett of Croda and Rita Fisher of Reynolds, were recognized as winners in Supply & Demand Chain Executive’s 2023 Women in Supply Chain. This award honors female supply chain leaders whose accomplishments, mentorship, and examples set a foundation for women in all levels of a company’s supply chain network.
  Logility’s planning solutions and clients were recognized in the following publications:
    Sourcing Innovation “Logility “Starboard”: The Real-Time What-If Supply Chain Network modeler that Every Sourcing Professional Should Have”
    Total Retail: “How Network Optimization Creates Dynamic CPG Supply Chains”
    SupplyChainBrain: “Applying AI to Supply Chain Network Design”

The overall financial condition of the Company remains strong, with cash and investments of approximately $83.9 million. During the second quarter of fiscal year 2024, the Company paid shareholder dividends of approximately $3.8 million.

“Our company transformation continued in the second quarter with several key events such as the acquisition of AI-native demand forecasting pioneer Garvis, the divestitures of two non-core businesses, information technology consulting firm, The Proven Method and Transportation Rating Solutions and implemented a stock buyback program,” said Allan Dow, CEO and President of American Software. “Supply chain planning is entering a significant transformation with advancements in technology, generational shifts of the workforce, and the significant speed of market charges and disruptions. We have positioned the company to concentrate on delivering modern, breakthrough technology to the supply chain industry. Our guidance for fiscal 2024 has been updated to reflect these transactions.”

Fiscal Year 2024 Financial Outlook from Continuing Operations:

  Total revenues of $100.0 million to $104.0 million, including total recurring revenues of $85.0 million to $88.0 million.
  Adjusted EBITDA of $14.5 million to $16.0 million.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative AI-powered platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility Environment, Social and Governance (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Bunzl Australasia, Carter’s, Destination XL, Glen Raven, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx and Taylor Farms; our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc.. You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

American Software, Inc. (“the Company”) includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023		2022	Pct Chg.
Revenues from continuing operations:
Subscription fees	$13,358	$12,326	8%	$27,122		$24,388	11%
License fees	229	688	(67%)	518		1,008	(49%)
Professional services & other	4,003	5,435	(26%)	7,689		10,929	(30%)
Maintenance	8,100	8,830	(8%)	16,263		17,735	(8%)
Total Revenues	25,690	27,279	(6%)	51,592		54,060	(5%)

Cost of Revenues from continuing operations:
Subscription services	4,607	4,059	14%	8,824		7,677	15%
License fees	93	94	(1%)	165		183	(10%)
Professional services & other	2,856	3,490	(18%)	5,915		7,184	(18%)
Maintenance	1,733	1,577	10%	3,428		3,150	9%
Total Cost of Revenues	9,289	9,220	1%	18,332		18,194	1%
Gross Margin	16,401	18,059	(9%)	33,260		35,866	(7%)
Operating expenses from continuing operations:
Research and development	4,269	4,364	(2%)	8,518		8,818	(3%)
Sales and marketing	5,313	5,229	2%	11,046		10,630	4%
General and administrative	5,461	5,884	(7%)	10,921		11,469	(5%)
Amortization of acquisition-related intangibles	129	32	303%	154		56	175%

Total Operating Expenses	15,172	15,509	(2%)	30,639		30,973	(1%)
Operating Earnings from continuing operations	1,229	2,550	(52%)	2,621		4,893	(46%)
Interest (Loss) Income & Other, Net	(577)	(145)	298%	1,310		(26)	nm
Earnings from continuing operations Before Income Taxes	652	2,405	(73%)	3,931		4,867	(19%)
Income Tax Expense	31	489	(94%)	696		975	(29%)
Net Earnings from continuing operations	$621	$1,916	(68%)	$3,235		$3,892	(17%)
Earnings from discontinuing operations, Net of Income Taxes (1)	$1,742	$189	822%	$1,876		$278	575%
Net Earnings	$2,363	$2,105	12%	$5,111	#	$4,170	23%

Earnings per common share from continuing operations: (2)
Basic	$0.02	$0.06	(67%)	$0.09		$0.12	(25%)
Diluted	$0.02	$0.06	(67%)	$0.09		$0.11	(18%)

Earnings per common share from discontinuing operations: (2)
Basic	$0.05	$-	0%	$0.05		$0.01	400%
Diluted	$0.05	$-	0%	$0.05		$0.01	400%

Earnings per common share: (2)
Basic	$0.07	$0.06	17%	$0.14		$0.13	8%
Diluted	$0.07	$0.06	17%	$0.14		$0.12	17%

Weighted average number of common shares outstanding:
Basic	34,071	33,720		34,113		33,688
Diluted	34,094	34,072		34,127		34,040

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings from continuing operations (GAAP Basis)	$1,229	$2,550	(52%)	$2,621	$4,893	(46%)
Amortization of acquisition-related intangibles	795	270	194%	1,027	369	178%
Stock-based compensation	1,580	1,335	18%	3,125	2,633	19%
NON-GAAP Operating Earnings from continuing operations:	3,604	4,155	(13%)	6,773	7,895	(14%)

Non-GAAP Operating Earnings from continuing operations, as a % of revenue	14%	15%		13%	15%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EBITDA:
Net Earnings from continuing operations (GAAP Basis)	$621	$1,916	(68%)	$3,235	$3,892	(17%)
Income Tax Expense	31	489	(94%)	696	975	(29%)
Interest (Loss) Income & Other, Net	577	145	298%	(1,310)	26	nm
Amortization of intangibles	899	532	69%	1,270	1,088	17%
Depreciation	378	301	26%	738	513	44%
EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization)	2,506	3,383	(26%)	4,629	6,494	(29%)

Stock-based compensation	1,580	1,335	18%	3,125	2,633	19%
Adjusted EBITDA from continuing operations	$4,086	$4,718	(13%)	$7,754	$9,127	(15%)

EBITDA from continuing operations, as a percentage of revenues	10%	12%		9%	12%

Adjusted EBITDA, from continuing operations, as a percentage of revenues	16%	17%		15%	17%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings from continuing operations (GAAP Basis)	$621	$1,916	(68%)	$3,235	$3,892	(17%)
Amortization of acquisition-related intangibles (3)	757	213	255%	846	293	189%
Stock-based compensation (3)	1,505	1,053	43%	2,572	2,079	24%
Adjusted Net Earnings from continuing operations	$2,883	$3,182	(9%)	$6,653	$6,264	6%

Adjusted non-GAAP diluted earnings per share from continuing operations	$0.08	$0.09	(11%)	$0.19	$0.18	6%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis) from continuing operations	$0.02	$0.06	(67%)	$0.09	$0.11	(18%)
Amortization of acquisition-related intangibles (3)	0.02	-	-	$0.02	0.01	100%
Stock-based compensation (3)	$0.04	0.03	33%	$0.08	0.06	33%
Adjusted Net Earnings from continuing operations	$0.08	$0.09	(11%)	$0.19	$0.18	6%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
Amortization of acquisition-related intangibles
Cost of Subscription Services	$666	$238	180%	$874	$313	179%
Operating expenses	129	32	303%	154	56	175%
Total amortization of acquisition-related intangibles	$795	$270	194%	$1,028	$369	179%

Stock-based compensation
Cost of revenues	$83	$67	24%	$161	$108	49%
Research and development	166	143	16%	339	292	16%
Sales and marketing	381	198	92%	728	416	75%
General and administrative	950	927	2%	1,897	1,817	4%
Total stock-based compensation	$1,580	$1,335	18%	$3,125	$2,633	19%

(1) For more information, please see note related to discontinuing operations in the Company’s unaudited condensed consolidated financial statements to be filed on or about December 1, 2023.
(2) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Continuing operations diluted per share for Class B shares under the two-class method are $0.02 and $0.09 for the three and six months ended October 31, 2023, respectively. Continuing diluted per share for Class B shares under the two-class method are $0.06 and $0.11 for the three and six months ended October 31, 2022, respectively.
(3) - Continuing and discontinuing operations are tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options in the following table.

	Three Months Ended October 31, 2023	Six Months Ended October 31, 2023		Three Months Ended October 31, 2022	Six Months Ended October 31, 2022
Continuing Operations	4.7%	17.7%		20.3%	20.0%
Discontinuing Operations	21.0%	21.1%		21.6%	28.2%
Total	17.2%	19.0%		20.4%	20.6%

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2023	2023

Cash and Cash Equivalents	$62,971	$90,059
Short-term Investments	20,917	23,451
Accounts Receivable:
Billed	20,630	23,476
Unbilled	929	1,569
Total Accounts Receivable, net	21,559	25,045
Prepaids & Other	7,785	7,831
Current Assets from discontinuing operations	-	3,603
Total Current Assets	113,232	149,989

Investments - Non-current	-	486
PP&E, net	6,228	6,444
Capitalized Software, net	149	391
Goodwill	46,417	29,558
Other Intangibles, net	11,915	2,143
Other Non-current Assets	5,740	6,609
Total Assets	$183,681	$195,620

Accounts Payable	$1,080	$2,131
Accrued Compensation and Related costs	2,845	4,077
Dividend Payable	3,757	3,756
Other Current Liabilities	2,984	3,638
Deferred Revenues - Current	38,310	43,124
Current liabilities of discontinued operations	-	318
Current Liabilities	48,976	57,044

Other Long-term Liabilities	255	288
Total Liabilities	49,231	57,332

Shareholders' Equity	134,450	138,288

Total Liabilities & Shareholders' Equity	$183,681	$195,620

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Six Months Ended
	October 31,
	2023	2022

Net cash provided by (used in) operating activities of continuing operations	$6,406	$(11,822)
Cash provided by operating activities of discontinued operations	1,618	561
Net cash used in operating activities	8,024	(11,261)

Purchases of property and equipment, net of disposals	(386)	(2,706)
Purchase of business, net of cash acquired	(25,108)	(6,500)
Net cash used in investing activities of continuing operations	(25,494)	(9,206)
Net cash provided by investing activities of discontinued operations	1,826	-
Net cash used in investing activities	(23,668)	(9,206)

Dividends paid	(7,514)	(7,406)
Purchases of common stock	(4,813)	-
Proceeds from exercise of stock options	246	1,145
Net cash used in financing activities of continuing operations	(12,081)	(6,261)
Net Cash used in financing activities of discontinued operations	-	-
Net cash used in financing activities	(12,081)	(6,261)

Net change in cash and cash equivalents	(27,725)	(26,728)
Cash and cash equivalents at beginning of period	90,696	110,690

Cash and cash equivalents at end of period	$62,971	$83,962

Contacts

Financial Information Press Contact:

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477